Exhibit 10.2(a)
     AMENDMENT NO. 1 dated as of May 29, 2007 (this “Amendment”), to the Credit Agreement dated as of January 3, 2007 (the “Credit Agreement”), among TROPICANA LAS VEGAS RESORT AND CASINO, LLC (formerly known as Wimar Landco, LLC), a Delaware limited liability company (the “Borrower”), TROPICANA LAS VEGAS HOLDINGS, LLC (formerly known as Wimar Landco Intermediate Holdings, LLC), a Delaware limited liability company, the lenders from time to time party thereto (the “Lenders”) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.
     A. Pursuant to the Credit Agreement, the Lenders have made loans to the Borrower.
     B. The Borrower has requested certain amendments to the Credit Agreement as set forth herein. The Required Lenders are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.
     C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Amendment. (a) The definition of “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby (i) amended by deleting the percentage “2.50%” after the words “Eurodollar Term Loan,” in subclause (a) and substituting therefore the percentage “2.25%” and deleting the percentage “1.50%” after the words “ABR Term Loan,” in subclause (b) and substituting therefore the percentage “1.25%”.
          (b) The following definitions are hereby inserted alphabetically in Section 1.01 of the Credit Agreement to read as follows:
           ““Amendment No. 1” shall mean Amendment No. 1 dated as of May 29, 2007, to this Agreement.”
           ““Amendment No. 1 Effective Date” shall mean the date on which Amendment No. 1 becomes effective in accordance with its terms.”
           (c) The following section is hereby inserted in its entirety:
      “SECTION 2.24. Term Loan Repricing Protection. (a) In the event that, prior to the first anniversary of Amendment No. 1 Effective Date, any Lender receives a Repricing Prepayment (as defined below), other than in connection with the implementation of Amendment No. 1, then, concurrently with the making of such Repricing Prepayment, the Borrower shall in addition pay to such Lender a prepayment fee equal to 1.00% of the amount of such Repricing Prepayment.
      (b) As used herein, with respect to any Lender, a “Repricing Prepayment” is the amount of principal of the Loans of such Lender that is either (a) optionally prepaid by the Borrower pursuant to Section 2.12 substantially concurrently with the incurrence by Holdings, the Borrower or any Subsidiary of new term loans that have interest rate margins lower than the Applicable Percentage then in effect for the Loans so prepaid or (b) received by such Lender as a result of the mandatory assignment of such Loans in the circumstances described in Section 2.21 following the failure of such Lender to consent to an amendment of this Agreement that would have the effect of reducing the Applicable Percentage with respect to such Loans. For avoidance of doubt, any refinancing of all of the Loans through a credit facility or securities offering whose sole purpose is, or that occurs as an ancillary transaction to, the financing of the construction of material improvements to the Tropicana Las Vegas Property, shall not result in any obligation to pay the premium provided for in Section 2.24(a).”.
     SECTION 2. Effectiveness. This Amendment shall become effective as of the date set forth above on which (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and each Lender (after giving effect to any prior or concurrent assignment, whether pursuant to the mandatory assignment provisions set forth in Section 2.21 of the Credit Agreement or otherwise) and (b) the Administrative Agent and its Affiliates shall have received all fees required to be paid by the Borrower in connection with this Amendment as set forth in a separate engagement letter, and reimbursement from the Borrower of all reasonable out-of-pocket expenses related thereto incurred by the Administrative Agent and its Affiliates for which invoices have been presented (including the reasonable documented fees and expenses of legal counsel).
     SECTIONS 3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 4. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 5. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment 1o be duly executed by their duly authorized officers, all as of the date and year first above written.

TROPICANA LAS VEGAS RESORT AND
CASINO, LLC,

by	/s/ Richard M. Fitzpatrick
Name: RICHARD M. FITZPATRICK
Title: SENIOR VICE PRESIDENT
CHIEF FINANCIAL OFFICER

TROPICANA LAS VEGAS HOLDINGS,
LLC,

by	/s/ Richard M. Fitzpatrick
Name: RICHARD M. FITZPATRICK
Title: SENIOR VICE PRESIDENT
CHIEF FINANCIAL OFFICER

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, individually and as
Administrative Agent,

by	/s/ Joel Glodowski
Name: JOEL GLODOWSKI
Title: MANAGING DIRECTOR

by	/s/ Rianka Mohan
Name: RIANKA MOHAN
Title: VICE PRESIDENT